                                                                    EXHIBIT 99.2

                                JOINT FILER INFORMATION

Item                                    Information

Name:                                   Wells Fargo Bank, National Association

Address:                                101 North Phillips Avenue
                                        Sioux Falls, SD 57104

Date of Event Requiring                 March 12, 2019
Statement (Month/Day/Year):

Issuer Name and Ticker or               Nuveen AMT-Free Municipal Credit Income
Trading Symbol:                         Fund (NVG)

Relationship of Reporting               10% Owner
Person(s) to Issuer:

If Amendment, Date Original             Not Applicable
Filed (Month/Day/Year):

Individual or Joint/Group Filing:       Form filed by More than One Reporting
                                        Person

Signature:                              WELLS FARGO BANK, NATIONAL ASSOCIATION

                                         By:   /s/ Adam Joseph
                                            -----------------------------------
                                         Name: Adam Joseph
                                         Title: Managing Director
                                         Date:  April 5, 2019